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                                                                  EXHIBIT 10.10


                               SECURITY AGREEMENT

                            (Accounts and Inventory)



                                    Between

                  TESORO REFINING, MARKETING & SUPPLY COMPANY

                                      and

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                    AS AGENT



                                 April 20, 1994
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                               SECURITY AGREEMENT

                             ACCOUNTS AND INVENTORY

         THIS SECURITY AGREEMENT is made as of April 20, 1994, between TESORO REFINING, MARKETING & SUPPLY COMPANY, a Delaware corporation ("Debtor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Agent ("Secured Party"), for itself, the Issuing Banks and the Lenders.

                                    RECITALS

         A. On even date herewith, Tesoro Petroleum Corporation (the "Company"), Texas Commerce Bank National Association, individually, as Agent and as an Issuing Bank, Banque Paribas, individually, as Co-Agent and as an Issuing Bank, and the other financial institutions parties thereto entered into a Credit Agreement (as amended from time to time, the "Credit Agreement").

         B. The conditions precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make the initial Loans and the Issuing Banks to issue Letters of Credit thereunder, include the execution and delivery by Debtor of this Security Agreement, and Debtor has agreed to enter into this Security Agreement.

         C. Therefore, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce the Lenders at any time from time to time to loan monies and the Issuing Banks to issue Letters of Credit, with or without security to or for the account of the Company in accordance with the terms of the Credit Agreement, (iii) at the special insistence and request of the Agent, the Issuing Banks and the Lenders, and (iv) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01 Terms Defined Above. As used in this Security Agreement, the terms "Company," "Credit Agreement," "Debtor" and "Secured Party" shall have the meanings respectively assigned to them.

         Section 1.02 Certain Definitions. As used in this Security Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                 "Accounts" shall mean all accounts (as such term is defined in the Code).

                 "Account Debtor" shall mean any Person liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any obligations included in the Collateral, whether as an account debtor (as defined in the Code), obligor on an instrument, issuer of documents or securities, guarantor or otherwise.

                 "Code" shall mean the Uniform Commercial Code as presently in effect in the State of Texas, Texas Business and Commerce Code, Chapters 1 through 9.
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                 "Collateral" shall mean the following types or items of
         Property (including Property hereafter acquired by Debtor as well as Property which Debtor now owns or in which Debtor has rights):

                 (a)      all of Debtor's Accounts and Inventory;

                 (b) (i) any Property from time to time delivered to or deposited with Secured Party by or for the account of Debtor which is related to any Property referred to in clause (a) of this definition; and (ii) all certificates of title or other documents evidencing ownership or possession of or otherwise relating to any Property referred to in clause (a) of this definition;

                 (c) (i) all goods which were at any time included in the Collateral described in clause (a) of this definition and which are returned to or for the account of Debtor following their sale, lease or other disposition; (ii) all policies of insurance (whether or not required by Secured Party) covering any Property referred to in this definition; and (iii) all proceeds, products, replacements, additions to, substitutions for, accessions of, and Property necessary for the operation of any of the Property referred to in this definition, including, without limitation, insurance payable as a result of loss or damage to any of the Property referred to in this definition, refunds of unearned premiums of any such insurance policy and claims against third parties;

                 (d) all books and records related to any of the Property referred to in this definition, including, without limitation, any and all books of account, customer lists and other records relating in any way to the Collateral described in this definition;

                 (e) all of Debtor's general intangibles (as defined in the Code) which are related (but only those related) to any Property referred to in this definition, including, without limitation, all (i) letters of credit, bonds, guaranties, purchase or sales agreements and other contractual rights, rights to performance, and claims for damages, refunds (including tax refunds) or other monies due or to become due; (ii) orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations or other approvals by any Governmental Authority; (iii) business records, computer tapes and computer software; and (iv) other intangible personal property, whether similar or dissimilar to the Property referred to in clause
         (a) of this definition; and

                 (f) all of Debtor's chattel paper, documents and instruments (as such terms are defined in the Code) related to or arising out of any Property referred to in clause (a) of this definition.

                 It is expressly contemplated that additional Property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and, if so, then the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional Property, together with all other Property of the types described above related thereto. It is expressly agreed that Collateral shall not include and shall be exclusive of any equipment.

                 "Event of Default" shall have the meaning assigned such term in Section 6.01 of this Security Agreement.

                 "Inventory" shall mean all inventory (as defined in the Code).


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                 "Obligations" shall mean with respect to the Debtor, the
         Obligations (as defined in the Guaranty Agreement) to the extent the Debtor is liable therefor as provided in the Guaranty Agreement. The Obligations are Senior Debt as such term is defined in that certain Subordination Agreement dated December 15, 1992 among the Company, Tesoro Alaska Petroleum Company and the State of Alaska attached to the Settlement Agreement among the Company, Tesoro Alaska Petroleum Company and the State of Alaska.

                 "Obligor" shall mean the Company and any other Person, other than Debtor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise; and the term "Obligor" shall specifically include each Guarantor, other than Debtor, named in the Credit Agreement.

                 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Security Agreement" shall mean this Security Agreement, as the same may be amended, modified or supplemented from time to time.

         Section 1.03 Other Defined Terms. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the meanings assigned therein, unless the context hereof requires otherwise. All uncapitalized terms which are defined in the Code shall have their respective meanings as used in the Code, unless the context hereof requires otherwise.


                                   ARTICLE II

                               SECURITY INTEREST

         Section 2.01 Grant of Security Interest. Debtor hereby assigns and grants to Secured Party, for its benefit and the benefit of the Lenders and the Issuing Banks, a security interest in, lien upon and right of set-off against the Collateral to secure the prompt payment and performance of the Obligations.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Debtor represents and warrants to Secured Party, the Issuing Banks and the Lenders (which representations and warranties will survive the creation and payment of the Obligations) that:

         Section 3.01 First Priority Security Interest. The grant of the security interest in the Collateral pursuant to this Security Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against Debtor and all third parties and securing payment of the Obligations.

         Section 3.02 No Filings By Third Parties. No financing statement or other public notice or recording covering the Collateral is on file in any public office (other than any financing statement or other public notice or recording naming Secured Party as the secured party therein), and Debtor will not


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execute any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.

         Section 3.03 No Name Changes. Debtor has not, during the preceding five years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by Debtor herein.

         Section 3.04 Location of Debtor and Collateral. Debtor's chief executive office and Debtor's records concerning the Collateral are located at the address or location set forth on the signature page hereof. The Collateral is located at such address or at the location(s), if any, specified in Exhibit A hereto. Any Collateral not at such location(s) nevertheless remains subject to Secured Party's security interest.

         Section 3.05 Collateral. All statements or other information provided by Debtor to Secured Party, any Issuing Bank or any Lender with respect to the Collateral is or (in the case of subsequently furnished information) will be when provided correct and complete in all material respects. The delivery at any time by Debtor to Secured Party of additional Collateral or of additional descriptions of Collateral shall constitute a representation and warranty by Debtor to Secured Party hereunder that the representations and warranties of this Article III are correct insofar as they would pertain to such Collateral or the descriptions thereof.

         Section 3.06     Accounts.

         (a) Each Account represents the genuine, valid and legally enforceable indebtedness of an Account Debtor arising from the sale, lease or rendition by Debtor of goods or services and is not and will not be subject to contra accounts, set-offs, defenses, counterclaims, allowances or adjustments (other than discounts for prompt payment shown on the invoice), or objections or complaints by the Account Debtor concerning its liability on the Account; and any goods, the sale of which gave rise to an Account, have not been returned or rejected by the Account Debtor or lost or damaged prior to receipt by the Account Debtor.

         (b) The amount shown as to each Account on Debtor's books is or will be the true and undisputed amount owing and unpaid thereon. Except as disclosed in writing to Secured Party, each Account arose or shall have arisen in the ordinary course of Debtor's business; provided, however, that any Accounts which arose or hereafter arise outside the ordinary course of Debtor's business shall nevertheless be included as part of the Collateral. Debtor has no knowledge of any bankruptcy, insolvency or other action affecting creditors' rights with respect to any Account Debtor.

         (c) Except as disclosed in writing to Secured Party, each invoice or agreement evidencing the Accounts is or will be due and payable not more than 90 days from the date thereof; provided, however, that any Accounts not so due and payable shall nevertheless be included as part of the Collateral.

         Section 3.07 Delivery of Documents or Letters of Credit. With respect to any Inventory or other Collateral covered by one or more certificates of title or other documents evidencing ownership or possession thereof, and with respect to any Accounts or other Collateral supported by letters of credit, each of such certificates, documents or letters of credit has been delivered to Secured Party (provided, however, that all certificates, documents and letters of credit referred to in Section 1.02 shall be subject


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to the security interest created by this Security Agreement irrespective of whether or not such delivery shall have been made).

         Section 3.08 Ownership of Collateral; Encumbrances; Valid and Binding Agreement. Debtor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement, and Debtor has full right, power and authority to assign and grant a security interest in the Collateral to Secured Party. This Agreement constitutes a legal, valid and binding obligation of Debtor enforceable against Debtor in accordance with its terms. The execution, delivery and performance of this Agreement will not violate the terms of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Debtor is subject and does not require the consent or approval of any other Person.

         Section 3.09 No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements) is required for (i) the due execution, delivery and performance by Debtor of this Agreement, (ii) the grant by Debtor of the security interest granted by this Agreement, (iii) the perfection of such security interest or (iv) the exercise by Secured Party of its rights and remedies under this Agreement.


                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

         Debtor covenants and agrees that so long as any part of the Obligations are outstanding:

         Section 4.01 Change in Location of Collateral or Debtor. Debtor will give Secured Party 30 days' prior written notice of (i) any change in location of the Collateral to a jurisdiction other than Texas, Alaska, California, Oregon or Washington and which would cause the Secured Party to be unperfected in the Collateral, (ii) the opening or closing of any place of Debtor's business or (iii) any change in the location of Debtor's chief executive office or address.

         Section 4.02 Documents; Collateral in Possession of Third Parties. If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, Debtor will cause the security interest of Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to Secured Party. If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, Debtor shall notify such Person of Secured Party's security interest in such Collateral. Upon Secured Party's request, Debtor shall instruct any such Person to hold all such Collateral for Secured Party's account subject to Debtor's instructions, or, if an Event of Default shall have occurred, subject to Secured Party's instructions.

         Section 4.03 Delivery of Letters of Credit and Instruments; Proceeds. Debtor will deliver each letter of credit, if any, included in the Collateral to Secured Party, in each case forthwith upon receipt by or for the account of Debtor. If any Account becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money (other than checks or drafts in payment of Accounts collected by Debtor in the ordinary course of business prior to notification by Secured Party under Section 5.04), Debtor will immediately deliver such instrument to Secured Party appropriately endorsed to Secured Party, as collateral assignee and, regardless of the form of presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, Debtor will remain liable thereon


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until such instrument is paid in full.  Except as permitted by Sections 4.03,
4.08 and 4.09, Debtor will deliver to Secured Party all proceeds from the sale or other disposition of the Collateral promptly upon receipt. If chattel paper, documents or instruments are received as proceeds, which are required to be delivered to Secured Party, they will be, immediately upon receipt, properly endorsed or assigned and delivered to Secured Party as Collateral.

         Section 4.04 Sale, Disposition or Encumbrance of Collateral. Except (i) as permitted by Section 4.08, or (ii) with the prior written consent of the Majority Lenders, Debtor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

         Section 4.05     Intentionally left blank.

         Section 4.06     Records and Information.

         (a) Debtor shall keep accurate and complete records of the Collateral (including proceeds). These records shall reflect complete and accurate stock records of the Inventory and all facts concerning each Account. Debtor shall conduct a physical count of the Inventory at such intervals as Secured Party requests and promptly supply Secured Party with a copy of such count accompanied by a report of the value (valued at the lower of cost or market value) of the Inventory. Secured Party may at any time have access to, examine, audit, make extracts from and inspect without hindrance or delay Debtor's records, files and the Collateral.

         (b) Debtor will promptly furnish such information as Secured Party may from time to time reasonably request regarding (i) the business, affairs or financial condition of Debtor or (ii) the Collateral or Secured Party's rights or remedies with respect thereto. Any balance sheets or financial statements requested by Secured Party pursuant to this Section 4.06(b) shall conform to generally accepted accounting principles.

         (c) Debtor recognizes that financing statements pertaining to the Collateral will be filed with the offices of the Secretary of State of Texas, the Alaska Department of Natural Resources, the Secretary of State of California, the Secretary of State of Oregon and the Department of Licensing of the State of Washington. Debtor will immediately notify Secured Party of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting a security interest in the Collateral. Without limiting the generality of the foregoing, Debtor will (i) immediately notify Secured Party of any change to a jurisdiction other than as represented in Section 3.04 (A) in the location of Debtor's chief executive office or chief place of business,
(B) in the location of the office where Debtor keeps its records concerning the Accounts, or (C) in the "location" of Debtor within the meaning of Section 9-103(c) of the Code; (ii) immediately notify Secured Party of any change in the location of the Collateral to any jurisdiction other than the States of Texas, Alaska, California, Oregon and Washington; and (ii) notify Secured Party 30 days prior to any change in Debtor's name, identity or corporate structure or Tax Identification Number. In any notice furnished pursuant to this paragraph, Debtor will expressly state that the notice is required by this Security Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party's security interest in the Collateral. Debtor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the Collateral generally, Secured Party's rights or remedies with respect thereto,



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the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral.

         Section 4.07 Further Assurances. Upon the request of Secured Party, Debtor shall (at Debtor's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

         Section 4.08 Inventory. Unless an Event of Default has occurred and is continuing and after any applicable notice and cure periods provided for in the Credit Agreement, Debtor may use the Inventory in any lawful manner not inconsistent with this Security Agreement and with the terms of insurance thereon and may sell, lease or otherwise dispose of its Inventory for cash or terms in the ordinary course of business, and Debtor may retain the proceeds of such sales, leases or other dispositions (subject to Section 4.03 and Section 4.09); provided, however, the Inventory shall remain in Debtor's possession and control at all times prior to sale, lease or other disposition at Debtor's address set forth in Section 3.04. Debtor shall bear any risk of loss of the Inventory. Debtor shall not use any item of Inventory in a manner inconsistent with the holding thereof for sale, lease or other disposition in the ordinary course of business or in contravention of the terms of any agreement. Upon the occurrence and continuance of an Event of Default and after any applicable cure period, Debtor will not sell, lease or otherwise dispose of any of the Inventory without the prior written consent of the Majority Lenders, and Debtor shall immediately deliver to Secured Party any checks, cash or other forms of payment which Debtor receives in connection with any Inventory, appropriately endorsed.

         Section 4.09     Accounts.

         (a) Prior to notification by Secured Party under Section 6.02(i), Debtor will collect the Accounts in the ordinary course of its business and may retain the proceeds of such collections (subject to Section 4.03).

         (b) Debtor shall immediately notify Secured Party in writing in the event that any representation given in Article III with respect to any Account ceases to be true and correct in all material respects; such notice specifying other representation(s) that cease to be true and correct and the action, if any, that Debtor proposes to take with respect thereto.

         (c) Debtor will not modify, extend or substitute any contract, the terms of which shall at any time have given rise to an Account, except in the ordinary course of business or with the prior written consent of Secured Party. Debtor will not re-date any invoice or sale or make sales with an extended payment date beyond that customary in the industry, and in no event longer than 90 days. Debtor shall not adjust, settle, discount or compromise any of the Accounts, except in the ordinary course of business or with the prior written consent of Secured Party.

         (d) Debtor will duly perform or cause to be performed all of Debtor's obligations with respect to the Accounts and the underlying sales of goods or other transactions giving rise to the Accounts.

         Section 4.10 Condition of Collateral. Debtor will maintain all Collateral in good condition and in accordance with industry standards and practices. Debtor will not misuse, abuse, waste, destroy or


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endanger the Collateral nor allow it to be used
in any manner other than its intended use. Debtor will not use any Collateral in violation of any Governmental Requirement, or suffer it to be so used.

         Section 4.11 Collateral Separate and Distinct. Debtor shall at all times keep the Collateral, including proceeds, or cause it to be kept (when in the possession of warehousemen, bailees, agents, independent contractors or other third parties), separate and distinct from other Property.

         Section 4.12 Change in Debtor's Name or Corporate Structure. Debtor will not change its name, identity or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) without notifying Secured Party of such change in writing at least 30 days prior to the effective date of such change. Without the express written consent of Secured Party, however, Debtor will not engage in any other business or transaction under any name other than Debtor's name hereunder.


                                   ARTICLE V

                  RIGHTS, DUTIES, AND POWERS OF SECURED PARTY

         The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default has occurred and is continuing, but only after having given Debtor at least three (3) days prior notice:

         Section 5.01 Attorney-in-Fact. Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from Debtor) and the right is expressly granted to Secured Party, and Debtor hereby irrevocably appoints and makes Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion, but at Debtor's cost and expense to:

                 (a) obtain, adjust, sell and cancel any insurance with respect to the Collateral and endorse any draft drawn by insurers of the Collateral, and Secured Party may apply any proceeds or unearned premiums of such insurance to the Obligations (whether or not due); and

                 (b) take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

         Section 5.02 Transfer of Collateral. Secured Party may transfer any or all of the Obligations, and upon any such transfer, Secured Party may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers and remedies of Secured Party hereunder.

         Section 5.03 Purchase Money Financing. To the extent that the Lenders have advanced or will advance funds to or for the account of Debtor to enable Debtor to purchase or otherwise acquire specific types or items of Collateral, the Lenders may at their option pay such funds (i) directly to the Person from whom Debtor will make such purchase or acquire such rights or (ii) to Debtor, in which case



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
Debtor covenants promptly to pay the same to such Person and forthwith furnish to Secured Party, on request, evidence satisfactory to Secured Party that such payment has been made from the funds so provided by Secured Party for such payment.

         Section 5.04 Proceeds. If so requested by Debtor, any payments received by Secured Party on the Accounts or as proceeds of other Collateral shall upon final collection by Secured Party be credited towards payment of the Obligations. In the absence of such request from Debtor, and until so requested, Secured Party may hold such collected payments as cash Collateral (and Secured Party may at any time place a hold or freeze on all or a part of any deposit account of Debtor containing deposits of such payments up to the amount of such deposits).

         Section 5.05 Discharge Encumbrances. Secured Party may, at its option, discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party upon demand for any payment so made, plus interest on the portion thereof from time to time remaining unpaid from the date of Secured Party's demand at the rate for overdue principal and interest set forth in Section 2.06(c) of the Credit Agreement.

         Section 5.06     Disclaimer of Certain Duties.

         (a) The powers conferred upon Secured Party by this Security Agreement are to protect the interest of Secured Party, the Issuing Banks and the Lenders in the Collateral and shall not impose any duty upon Secured Party, the Issuing Banks or any Lender to exercise any such powers. Debtor hereby agrees that Secured Party, the Issuing Banks and the Lenders shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

         (b) Except as provided in the Credit Agreement, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor, Account Debtor or other Person.

         Section 5.07 Modification of Obligations; Other Security. Debtor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (x) take and hold other Property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (y) apply the Collateral in the manner permitted by this Security Agreement and (z) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

         Section 5.08     Waiver of Notice; Demand and Presentment; etc.
Except for any notice required under the Credit Agreement, Debtor hereby waives any demand, notice of default, notice of acceleration of the maturity of the Obligations, notice of intent to accelerate the maturity of the Obligations,

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
presentment, protest and notice of dishonor as to any action taken by Secured Party in connection with this Security Agreement, or any instrument or document. Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party, any Issuing Bank or any Lender to proceed against any Obligor, Account Debtor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party, any Issuing Bank or any Lender now has or may hereafter have against any Obligor or other Person.

         Section 5.09 Non-judicial Enforcement. To the fullest extent allowed by applicable law, Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the fullest extent permitted by law Debtor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.


                                   ARTICLE VI

                               EVENTS OF DEFAULT

         Section 6.01 Events of Default. An Event of Default under the Credit Agreement shall constitute an "Event of Default" under this Security Agreement.

         Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party may take any or all of the following actions without notice (except where expressly required under the Credit Agreement or below) or demand to Debtor:

                 (a) Declare all or part of the indebtedness pursuant to the Obligations immediately due and payable and enforce payment of the same by Debtor or any Obligor.

                 (b) Take possession of the Collateral, or at Secured Party's request Debtor shall, at Debtor's cost, assemble the Collateral and make it available at a location to be specified by Secured Party which is reasonably convenient to Debtor and Secured Party. In any event, Debtor shall bear the risk of accidental loss or damage to or diminution in value of the Collateral, and Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured.

                 (c) Sell or lease, in one or more sales or leases and in one or more parcels, or otherwise dispose of any or all of the Collateral in its then condition or in any other commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party (including, without limitation, Debtor's premises), either for cash or credit or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party, any Issuing Bank or any Lender may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Debtor, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. In the event that any of the Collateral is sold or transferred on credit, or to be held by Secured Party for future delivery to a purchaser or transferee, the Collateral so sold or transferred may be retained by Secured Party until the purchase price or other consideration is paid by the purchaser or transferee thereof, but in the event that such purchaser or transferee fails to pay for the Collateral so sold or transferred or to take delivery thereof, neither Secured Party, any Issuing Bank nor any Lender shall incur any liability in connection therewith. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to lease or otherwise dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Section 6.02(c) or in
         Section 6.02(f) shall constitute disposition in a commercially reasonable manner.

                 (d) Take possession of all books and records of Debtor pertaining to the Collateral. Secured Party shall have the authority to enter upon any real or immoveable property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

                 (e) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party, the Issuing Banks and the Lenders.

                 (f) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

                 (g) Apply and set-off (i) any deposits of Debtor now or hereafter held by Secured Party, the Issuing Banks and the Lenders;
         (ii) all claims of Debtor against Secured Party, now or hereafter existing; (iii) any other Property, rights or interests of Debtor which come into the possession or custody or under the control of Secured Party; and (iv) the proceeds of any of the foregoing as if the same were included in the Collateral. Secured Party agrees to notify Debtor promptly after any such set-off or application; provided, however, the failure of Secured Party to give any notice shall not affect the validity of such set-off or application.

                 (h) With respect to the Collateral, receive, change the address for delivery, open and dispose of mail addressed to Debtor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Debtor.

                 (i) Notify or require Debtor to notify Account Debtors that the Accounts have been assigned to Secured Party and direct such Account Debtors to make payments on the Accounts directly to Secured Party. To the extent Secured Party does not so elect, Debtor shall continue to collect and retain the Accounts. Secured Party or its designee shall also have the right, in its own name or in the name of Debtor, to do any of the following: (i) to demand, collect, receipt for, settle, compromise any amounts due, give acquittances for, prosecute or defend any action which may be in relation to any monies due or to become due by virtue of, the Accounts; (ii) to sell, transfer or assign or otherwise deal in the Accounts or the proceeds thereof or the related goods, as fully and effectively as if Secured Party were the absolute owner thereof; (iii) to extend the time of payment of any of the Accounts, to grant waivers and make any allowance or other adjustment with reference thereto; (iv) to endorse the name of Debtor on notes, checks or other evidences of payments on Collateral that may come into possession of Secured Party; (v) to take control of cash and other proceeds of any Collateral; (vi) to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, or any drafts against Account Debtors or other persons making payment with respect to Collateral; (vii) to send a request for verification of Accounts to any Account Debtor; and (viii) to do all other acts and things necessary to carry out the intent of this Agreement.

                 (j) Exercise all other rights and remedies permitted by law or in equity.

         Section 6.03 Liability for Deficiency. If any sale or other disposition of Collateral by Secured Party or any Issuing Bank or any other action of Secured Party, any Issuing Bank or any Lender hereunder results in reduction of the Obligations, such action will not release Debtor from its liability to Secured Party, the Issuing Banks and the Lenders for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth on the signature page of this Security Agreement.

         Section 6.04 Reasonable Notice. If any applicable provision of any law requires Secured Party any Issuing Bank or any Lender to give reasonable notice of any sale or disposition or other action, Debtor hereby agrees that fifteen (15) days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

         Section 6.05 Account Debtors. Any payment or settlement of an Account made by an Account Debtor will be, to the extent of such payment or to the extent provided under such settlement, a release, discharge and acquittance of the Account Debtor with respect to such Account, and Debtor shall take any action as may be required by Secured Party in connection therewith. No Account Debtor on any Account will ever be bound to make inquiry as to the termination of this Agreement or the rights of Secured Party to act hereunder, but shall be fully protected by Debtor in making payment directly to Secured Party.

                                 ARTICLE VIII

                                 MISCELLANEOUS

         Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Security Agreement shall be given in accordance with the notice provisions of the Guaranty Agreement.

         Section 7.02 Amendments and Waivers. Secured Party's, any Issuing Bank's or any Lender's acceptance of partial or delinquent payments or any forbearance, failure or delay by the Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtor or any Obligor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Debtor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor, any such action shall not constitute a waiver of any of Secured Party's other rights or of Debtor's obligations hereunder. This Security Agreement may be amended only by the manner set forth in Section 8.02 of the Credit Agreement by an instrument in writing executed jointly by Debtor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

         Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Security Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral.

         Section 7.04 Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

         Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Debtor such excess proceeds in a commercially reasonable time; provided, however, that neither Secured Party, any Issuing Bank nor any Lender shall be liable for any interest, cost or expense in connection with any delay in delivering such proceeds to Debtor.

         Section 7.06 Governing Law; Jurisdiction. This Security Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of Texas (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby). Debtor consents to and submits to in personam jurisdiction and venue in the state district and county courts of the county wherein Secured Party's offices are located at the address specified on the signature page hereof, and in the Federal District Courts of the district wherein such offices of Secured Party are located. This submission to jurisdiction is nonexclusive and does not preclude Secured Party, any Issuing Bank or any Lender from obtaining jurisdiction over Debtor or the Collateral in any court otherwise having jurisdiction.

         Section 7.07 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party, any Issuing Bank or any Lender of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

         Section 7.08 Subrogation. Until the Obligations have been paid in full, Debtor hereby waives any claim, right or remedy which Debtor may now have or hereafter acquire against the Company which arises out of this Security Agreement or from the performance by Debtor hereunder, including without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, indemnification, or participation in any such claim, right or remedy of any other Person against the Company; provided, however, notwithstanding the foregoing, Debtor reserves its rights of contribution and reimbursement, if any, from any Obligor. Until the Obligations have been paid in full, Debtor further waives any benefit of any right to participate in any security now or hereafter held by Secured Party, the Issuing Banks and/or the Lenders.

         Section 7.09     Continuing Security Agreement.

         (a) This Security Agreement shall constitute a continuing security agreement, and all representations and warranties, covenants and agreements shall, as applicable, apply to all future as well as existing transactions. Provisions of this Security Agreement, unless they are by their terms exclusive, shall be in addition to other agreements between the parties.

         (b)     Except as may be expressly applicable pursuant to Section
9.505 of the Code, no action taken or omission to act by Secured Party, the Issuing Banks or the Lenders hereunder, including, without limitation, any action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party, the Issuing Banks and the Lenders shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (c) below.

         (c) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, the Issuing Banks or the Lenders, and Secured Party's, the Issuing Banks' and the Lenders' security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Security Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.10.

         (d) In the event that the Obligations are structured such that there are times when no Indebtedness is owing thereunder, this Security Agreement shall remain valid and in full force and effect as to all subsequent indebtedness included in the Obligations, provided Secured Party has not in the interim period executed a written release or termination statement or returned possession of or reassigned the Collateral to Debtor.

         Section 7.10 Termination. The grant of a security interest hereunder and all of Secured Party's, the Issuing Banks' and the Lenders' rights, powers and remedies in connection therewith shall remain in full force and effect until Secured Party has retransferred and delivered all Collateral in its possession to Debtor, and executed a written release or termination statement and reassigned to Debtor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Obligations and the compliance by Debtor with all covenants and agreements hereof, Secured Party, at the written request and expense of Debtor, will release, reassign and transfer the Collateral to Debtor and declare this Security Agreement to be of no further force or effect. Notwithstanding the foregoing, the provisions of Section 7.09(c) shall survive the termination of this Security Agreement.

         Section 7.11 Counterparts, Effectiveness. This Security Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Security Agreement becomes effective upon the execution hereof by Debtor and delivery of the same to Secured Party, and it is not necessary for Secured Party, the Issuing Banks or any Lender to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

         Section 7.12 Headings Descriptive. All titles or headings to articles, sections, subsections or other divisions of this Security Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 7.13 Delivery of Copy/Waiver. The Debtor hereby acknowledges receiving a copy of this Security Agreement. The Debtor waives all rights to receive from the Secured Party a copy of any financing statement or financing change statement filed or registered or verification statement issued at any time in respect of this Security Agreement.

DEBTOR:                           TESORO REFINING, MARKETING & SUPPLY COMPANY


                                  By: /s/ William T. VanKleef
                                      ----------------------------------------
                                  Name:  William T. VanKleef
                                  Title: Vice President and Treasurer


                                  Address of Chief Executive Office and
                                  Location of the Collateral:

                                  8700 Tesoro Drive
                                  San Antonio, Texas  78217


SECURED PARTY:                    TEXAS COMMERCE BANK NATIONAL
                                  ASSOCIATION, AS AGENT


                                  By: /s/ P. Stan Burge
                                      ----------------------------------------
                                  Name:   P. Stan Burge
                                  Title:  Vice President

                                  Address:

                                  712 Main Street
                                  Houston, Texas  77002

                              FINANCING STATEMENT


         This Financing Statement is presented to a filing officer for filing pursuant to the Uniform Commercial Code.

1.       The name and address of the Debtor is:

         TESORO REFINING, MARKETING & SUPPLY COMPANY
         8700 Tesoro Drive
         San Antonio, Texas  78217
         Federal Tax Identification No.: 74-2045147

2.       The name and address of the Secured Party is:

         TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent
         712 Main Street
         Houston, Texas   77002
         Federal Tax Identification No.: 74-0800980

3.       This Financing Statement covers the following Collateral:

                 (a)      all of Debtor's accounts and inventory;

                 (b) (i) any property from time to time delivered to or deposited with Secured Party by or for the account of Debtor which is related to any property referred to in clause (a) of this item 3; and
         (ii) all certificates of title or other documents evidencing ownership or possession of or otherwise relating to any property referred to in clause (a) of this item 3;

                 (c) (i) all goods which were at any time included in the Collateral described in clause (a) of this item 3 and which are returned to or for the account of Debtor following their sale, lease or other disposition; (ii), all policies of insurance (whether or not required by Secured Party) covering any property referred to in this item 3; and (iii), all proceeds, products, replacements, additions to, substitutions for, accessions of, and property necessary for the operation of any of the property referred to in this item 3, including, without limitation, insurance payable as a result of loss or damage to any of the property referred to in this item 3, refunds of unearned premiums of any such insurance policy and claims against third parties;

                 (d) all books and records related to any of the property referred to in this item 3, including, without limitation, any and all books of account, customer lists and other records relating in any way to the Collateral described in this item 3;

                 (e) all of Debtor's general intangibles which are related (but only those related) to any property referred to in this item 3, including, without limitation, all (i) letters of credit, bonds, guaranties, purchase or sales agreements and other contractual rights, rights to performance, and claims for damages, refunds (including tax refunds) or other monies due or to become due; (ii) orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations or other approvals by any governmental authority; (iii) business records, computer tapes and computer software; and (iv) other intangible personal property, whether similar or dissimilar to the other property described or referred to in clause (a) of this item 3; and

                 (f) all of Debtor's chattel paper, documents and instruments related to or arising out of any property referred to in clause (a) of this item 3.

         The Collateral shall not include and shall be exclusive of any equipment.


DEBTOR:                           TESORO REFINING, MARKETING & SUPPLY COMPANY



                                  By: /s/ William T. VanKleef
                                      -----------------------------------------
                                  Name:  William T. VanKleef
                                  Title: Vice President and Treasurer





                                     -2-